Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2015, with respect to the consolidated financial statements in the Annual Report of QC Holdings, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of QC Holdings, Inc. on Form S-8 (File No. 333-119167, effective September 21, 2004).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
March 12, 2015